UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2009

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry Into A Material Definitive Agreement.

On January 13, 2009 Industrial Services of America, Inc. entered into an inventory purchase agreement with Venture Metals, LLC and its members, Steve Jones, Jeff Valentine and Carlos Corona.  Under the agreement, ISA agreed to pay to Venture Metals $8,846,794 for inventory comprised of stainless steel and high temperature alloys, which ISA verified as to weight.  Under the agreement ISA agrees to pay to Venture Metals an added sum during the week beginning January 19, 2009, for one additional item of inventory upon ISA verifying its weight.  ISA determined the purchase price for the inventory based on market pricing, primarily through a web site known as metalprices.com.  ISA funded the purchase of the inventory through its existing line of credit with Branch Banking & Trust Company.

Under the agreement, ISA has the right to retain the use of the property located at 3409 Campground Road, Louisville, Kentucky, the site of the Venture Metals business that Venture Metals leases from Luca Investments, LLC, an affiliate of Venture Metals, owned 50% each by Messrs. Jones and Valentine.  ISA has the right to use the facilities located on those premises for a period not to exceed two years from the date of the agreement for a monthly rental of $15,000.  The agreement provides for representations and warranties of Venture Metals related to, among other items, its due organization and authorization of the agreement, and the transfer of the inventory free and clear of all claims.  The agreement further provides that each of ISA and Venture Metals indemnifies the other for losses arising out of inaccurate statements or breaches of the agreement, the failure of a party to perform or observe its covenants under the agreement and the obligation of a party to the agreement to pay any brokerage or finders fees.  ISA also agrees to indemnify Venture Metals for any losses relating to the operation of the inventory through January 13, 2009, and similarly Venture Metals agrees to indemnify ISA for any losses relating to the operation of the inventory after January 13, 2009.

It is anticipated that Messrs. Jones, Valentine and Corona will all become employees of ISA within the coming days, together with 18 other current employees of Venture Metals.  The ISA board may also consider the appointment of Messrs. Jones and Valentine to officer positions with ISA in the near future.

It is further anticipated that these same parties will enter into a fixed asset purchase agreement within the next 30 days in order to have Venture Metals convey fixed assets other than the inventory to ISA.  However the parties have not negotiated or executed a definitive agreement for those remaining assets currently.  Finally ISA anticipates negotiating with Luca Investments for the purchase of the real estate and buildings that Luca Investments owns and currently leases to Venture Metals.  The parties do not have a current timetable for negotiating the real estate purchase.  There can be no assurance as to the consummation of either the purchase by ISA of the Luca Investments real estate or the Venture Metals fixed assets.

ITEM 2.01     Completion of Acquisition or Disposition of Assets.

(a)        ISA completed the acquisition of the stainless steel and high temperature alloy inventory of Venture Metals, as described in Item 1.01 above, on January 13, 2009.

(b)        For a description of the assets purchased, see Item 1.01 above.

(c)        ISA purchased the inventory from Venture Metals, LLC, as further described in Item 1.01 above.

(d)       For a description of the nature of the consideration, see Item 1.01 above.

(e)        Not applicable.

(f)        Not applicable.

As the acquisition may be deemed significant, ISA plans to amend this Form 8-K and provide the required financial statements of Venture Metals and pro forma financial information within 71 days of the filing of this Form 8-K.

ITEM 9.01.    Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

ISA intends to amend this Form 8-K to provide the requisite financial statements of Venture Metals, LLC, within 71 days of the filing of this Form 8-K.

(b)        Pro forma financial information.

ISA intends to amend this Form 8-K to provide pro forma financial information with respect to the Venture Metals transaction within 71 days of the filing of this Form 8-K.

(d)       Exhibits.

Exhibit            Description of Exhibit

10.1                 Inventory Purchase Agreement dated January 13, 2009 between the Registrant, Venture Metals, LLC, and the Members of Venture Metals, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: January 16, 2009	By:	/s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer